[DESCRIPTION] Consents of Experts and Counsel

			CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the VWR Corporation Inve$tor Tax Savings Investment Plan and in the related Prospectus of our report dated June 9, 1995, with respect to the financial statements and schedules of the VWR Corporation Inve$tor Tax Savings Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.


				BY (SIGNATURE)


				ERNST & YOUNG LLP


Philadelphia, Pennsylvania
June 27, 1995